Exhibit 10.1

AMENDMENT NO. 1

TO THE

VARIAN MEDICAL SYSTEMS, INC.

SECOND AMENDED AND RESTATED

2005 OMNIBUS STOCK PLAN

Varian Medical Systems, Inc. having previously established the Varian Medical Systems, Inc. Second Amended and Restated 2005 Omnibus Stock Plan (the “Plan”), hereby amends the Plan, effective as of February 14, 2008 as follows:

Section 4.1 is amended by the insertion of the following before the last sentence of Section 4.1:

Effective upon approval of this amendment by the stockholders of the Company, an additional 2.6 million Shares shall be available for issuance under the Plan.

IN WITNESS WHEREOF, Varian Medical Systems, Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

VARIAN MEDICAL SYSTEMS, INC.

Dated:	February 14, 2008	By:	/s/ John W. Kuo

John W. Kuo
Corporate Vice President, General Counsel & Secretary